Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

D-Wave Quantum Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares (3)	457(c), (f)(1)	62,978,377	$8.13	$512,014,205.01	0.0000927	$47,463.72

Fees to Be Paid	Equity	Warrants (4)(5)	457(i)	8,000,000	—	—	—	—

Fees to Be Paid	Equity	Common shares issuable on exercise of Warrants (5)(6)	457(c), (f)(1), (i)	26,174,387	$11.99	$313,830,900.13	0.0000927	$29,092.13

	Total Offering Amounts					$825,845,105.14		$76,555.85

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$76,555.85

(1)

All to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

In accordance with Rule 457(f)(1), Rule 457(c), and Rule 457(i), as applicable, based on (i) in respect of the shares of D-Wave Quantum Inc.’s (“D-Wave Quantum”) common stock, par value $0.0001 per share (“Common Shares”), the average of the high ($8.88) and low ($7.38) prices of the Common Shares on the New York Stock Exchange (“NYSE”) on August 23, 2022 and (ii) in respect of the Common Shares issuable upon the exercise of the warrants to the purchase Common Shares (“Warrants”), the sum of (x) the average of the high ($0.55) and low ($0.43) prices for the Warrants on the NYSE on August 23, 2022 and (y) the $11.50 exercise price of the Warrants. Pursuant to Rule 457(i), no separate fee is required for the registration of Warrants.

(3)

The number of shares of Common Shares being registered represents the sum of (A) 5,816,528 Common Shares purchased in a private placement (the “PIPE Financing”) in connection with the business combination (the “Transaction”) among, inter alia, D-Wave Quantum and DPCM Capital, Inc. (“DPCM”) pursuant to that certain transaction agreement (the “Transaction Agreement”) dated as of February 7, 2022, (B) 3,015,575 Common Shares issued to the initial stockholders of DPCM, including the Sponsor (as defined below), (C) 37,315,449 Common Shares issued to equityholders of D-Wave Systems Inc., (D) 7,352,389 Common Shares issuable for Exchangeable Shares (as defined in the Transaction Agreement) issued to former equityholders of D-Wave Systems Inc., (E) up to 6,589,154 Common Shares issuable upon the exercise of Company Options (as defined in the Transaction Agreement) and (F) up to 2,889,282 Common Shares issuable upon the exercise of Company Warrants (as defined in the Transaction Agreement).

(4)

Represents the resale of 8,000,000 warrants to purchase Common Shares (the “Former Private Warrants”) held by CDPM Sponsor Group, LLC (“Sponsor”) that were issued to Sponsor pursuant to the Transaction Agreement in exchange for warrants that were issued in a private placement to Sponsor in connection with DPCM’s initial public offering (the “DPCM IPO”) and that were previously exercisable for shares of DPCM Class A common stock.

(5)	Each Warrant is exercisable for 1.4541326 Common Shares.
(6)

Represents the issuance of (a) 14,541,326 Common Shares issuable upon the exercise of 10,000,000 warrants to purchase Common Shares that were issued pursuant to the Transaction Agreement in exchange for warrants that were issued in the DPCM IPO and that were previously exercisable for shares of DPCM Class A common stock and (b) 11,633,061 Common Shares issuable upon the exercise of the Former Private Warrants, based on the number of such warrants outstanding on August 5, 2022. In addition, represents the resale of 11,633,061 Common Shares issuable upon the exercise of the Former Private Warrants.